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                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Reports to Shareholders," "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A No. 2-85229) of Neuberger&Berman Income Funds, and to the incorporation by reference of our reports dated December 1, 1995 on the Neuberger&Berman Cash Reserves, Neuberger&Berman Government Money Fund, Neuberger&Berman Limited Maturity Bond Fund, Neuberger&Berman Ultra Short Bond Fund, Neuberger&Berman Municipal Money Fund, Neuberger&Berman Municipal Securities Trust, and Neuberger&Berman New York Insured Intermediate Fund, and on Neuberger&Berman Cash Reserves Portfolio, Neuberger&Berman Government Money Portfolio, Neuberger&Berman Limited Maturity Bond Portfolio, Neuberger&Berman Ultra Short Bond Portfolio, Neuberger&Berman Municipal Money Portfolio, Neuberger&Berman Municipal Securities Portfolio, and Neuberger&Berman New York Insured Intermediate Portfolio included in the 1995 Annual Report to Shareholders of Neuberger&Berman Income Funds.


                                                /s/ Ernst & Young LLP
                                                ERNST & YOUNG LLP

     Boston, Massachusetts
     February 22, 1996
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